                                                                    Exhibit 10.2

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT, dated as of April 13, 2006 (this "Agreement"), is by and between West Pointe Bancorp, Inc., an Illinois corporation ("Issuer"), and Commerce Bancshares, Inc., a Missouri corporation ("Grantee").

                                    RECITALS

     A. Issuer, Grantee and CBI-Kansas, Inc., a wholly-owned subsidiary of Grantee ("Sub"), desire to enter into an Agreement and Plan of Merger dated as of the date of this Agreement (the "Merger Agreement"), pursuant to which Grantee and Issuer intend to effect a merger of Issuer with and into Sub (the "Merger"). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

     B. As an inducement and condition to Grantee's and Sub's willingness to enter into the Merger Agreement, and in consideration thereof, the Board of Directors of Issuer has approved the grant to Grantee of the Option pursuant to this Agreement and the acquisition of shares of common stock, par value $1.00 per share (the "Common Stock"), of Issuer by Grantee pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

     1. THE OPTION.

     (A) GRANT. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms of this Agreement, up to 217,000 fully paid and nonassessable shares (the "Shares") at a purchase price per share in cash equal to $48.75 (the "Option Price"); provided, however, that in no event shall the number of Shares for which the Option is exercisable exceed 19.9% of the shares of Common Stock issued and outstanding at the time of exercise (without giving effect to the Shares issued or issuable under the Option) (the "Maximum Applicable Percentage"). The number of Shares purchasable upon exercise of the Option and the Option Price are subject to adjustment as set forth in this Agreement.

     (B) ADDITIONAL SHARES. In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to an event described in Section 6 of this Agreement, upon exercise of the Company Options or upon exercise of the Option), the aggregate number of Shares purchasable upon exercise of the Option (inclusive of Shares, if any, previously purchased upon exercise of the Option) shall automatically be increased (without any further action on the part of Issuer or Grantee being necessary) so that, after such issuance, it equals the Maximum Applicable Percentage. Any such increase shall not effect the Option Price.

     2. EXERCISE; CLOSING.

     (A) CONDITIONS TO EXERCISE; TERMINATION. Grantee or any other person that shall become a holder of all or a part of the Option in accordance with the terms of this Agreement


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(each such person being referred to in this Agreement as the "Holder") may exercise the Option, in whole or in part, by delivering a written notice thereof as provided in Section 2(d) within three (3) months following the occurrence of a Triggering Event unless prior to such Triggering Event a Termination Event shall have occurred.

     (B) TRIGGERING EVENT. A "Triggering Event" shall have occurred if (i) any person (other than Grantee or any of its subsidiaries) shall have publicly announced or delivered to Issuer a proposal, or disclosed publicly or to Issuer an intention to make a proposal, to purchase 20 percent or more of the assets or any equity securities of, or to engage in a merger, reorganization, tender offer, share exchange, consolidation or similar transaction involving the Issuer or any of its subsidiaries and the Issuer shall not have rejected such proposal within 10 business days thereafter (an "Acquisition Transaction"); (ii) Issuer or any of its subsidiaries shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement, including without limitation, an agreement in principle, with any person (other than Grantee or any of its subsidiaries) to effect or provide for an Acquisition Transaction; or (iii) any person (other than Grantee or any of its subsidiaries)shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, Shares (other than trust account shares) aggregating 20 percent or more of the then outstanding Shares. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d) of the Exchange Act.

     (C) NOTICE OF TRIGGERING EVENT BY ISSUER. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (D) NOTICE OF EXERCISE BY HOLDER. If a Holder shall be entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is referred to in this Agreement as the "Notice Date") specifying
(i) the total number of Shares that the Holder desires to purchase pursuant to such exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (a "Closing"); provided that if the Closing cannot be consummated by reason of any applicable law, rule, regulation or order or the need to obtain any necessary approvals or consents of applicable Governmental Entities, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated.

     (E) REGULATORY RESTRICTIONS ON EXERCISE. In the event that any full or partial exercise of the Option would require (i) prior approval by or notice to any regulatory agencies, (ii) any filing under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, or (iii) the expiration of any notice or waiting period required by applicable law, the Holder shall not exercise the Option without obtaining any such approval or effecting any such approval, notice or filing and the Issuer's obligation to issue Shares upon exercise of the Option shall be deferred until such approval, notice or filing is obtained.


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     (F) PAYMENT OF PURCHASE PRICE. At each Closing, the Holder shall pay to
Issuer the aggregate purchase price for the Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer; provided that, the failure of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option, in whole or in part.

     (G) DELIVERY OF COMMON STOCK. At such Closing, simultaneously with the payment of the purchase price for the Shares purchased pursuant to the exercise of the Option by the Holder and surrender of this Agreement, Issuer shall deliver to the Holder a certificate or certificates representing the number of Shares purchased by the Holder, which Shares shall be free and clear of all liens, charges, encumbrances, security interests ("Liens) or preemptive rights (other than those created by the terms of this Agreement) and, if the Option shall be exercised in part only, a new Option evidencing the rights of the Holder to purchase the balance (as adjusted pursuant to Section 1(b)) of the Shares then purchasable under this Agreement and the Holder shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Shares in violation of applicable federal and state securities laws or of the provisions of this Agreement.

     (H) RESTRICTIVE LEGEND. Certificates for Shares delivered at a Closing may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended."

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act. In addition, such certificates shall bear any other legend as may be required by applicable law.

     (I) OWNERSHIP OF RECORD; TENDER OF PURCHASE PRICE; EXPENSES. Upon the giving by the Holder to Issuer of a written notice of exercise referred to in
Section 2(d) and the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, the Holder shall be deemed to be the holder of record of the Shares issuable under such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such Shares shall not have been delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     (J) TERMINATION. The Option and this Agreement will terminate on the earliest to occur of (each a "Termination Event"): (i) the Effective Time, (ii) the close of business on the date that the Merger Agreement is terminated pursuant to Section 7.1 of the Merger Agreement so long as, in the case of this clause (ii), a Triggering Event has not occurred, (iii) the date on which Grantee's Total Profit equals $4,000,000 (the "Maximum Profit"), and (iv) December 31, 2006; provided that Section 10 of this Agreement shall survive the termination of this Agreement


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in the event that Issuer has not entered into a definitive agreement with respect to a Triggering Event prior to December 31, 2006.

     3. COVENANTS OF ISSUER. In addition to its other agreements and covenants in this Agreement, Issuer agrees:

     (A) SHARES RESERVED FOR ISSUANCE. It will maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock to issue the appropriate number of Shares pursuant to the terms of this Agreement so that the Option may be fully exercised without additional authorization of Shares after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase Shares from Issuer.

     (B) NO AVOIDANCE. It will not avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed under this Agreement by Issuer.

     (C) FURTHER ASSURANCES. Promptly after the date of this Agreement it will take all actions as may from time to time be required in the event that prior notice, report, filing or approval with respect to any bank regulator or other Governmental Entity is necessary under any applicable law before the Option may be exercised, cooperating fully with the Holder in preparing and processing the required applications or notices) in order to permit each Holder to exercise the Option and purchase Shares pursuant to such exercise.

     4. REPRESENTATION AND WARRANTIES OF ISSUER. Issuer represents and warrants to Grantee as follows:

     (A) AUTHORITY. Issuer has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Issuer and constitutes a valid and binding agreement of Issuer, enforceable against Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (B) SHARES RESERVED FOR ISSUANCE; CAPITAL STOCK. Issuer has taken all necessary corporate action to authorize and reserve, free from preemptive rights, and permit it to issue, at all times from the date hereof until this Agreement terminates, sufficient authorized but unissued or treasury Shares so that the Option may be fully exercised without additional warrants, convertible securities and other rights of third parties to purchase Shares from Issuer, and all such Shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims and Liens (other than those created by this Agreement) and will not be subject to any preemptive rights.

     5. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee represents and warrants to Issuer that Grantee has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under and to consummate the transactions contemplated by this Agreement. This Agreement has been duly


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and validly executed and delivered by Grantee and constitutes a valid and binding agreement of Grantee, enforceable against Grantee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Grantee agrees to execute a standard investment representation letter with respect to its acquisition of any Common Stock acquired in connection with the Option.

     6. REPLACEMENT. Upon (i) receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Agreement, and (ii) receipt by Issuer of reasonably satisfactory indemnification to protect Issuer from any loss which it may suffer if this Agreement is replaced in the case of loss, theft, destruction or mutilation of this Agreement, and (iii) surrender and cancellation of this Agreement, Issuer will execute and deliver a new agreement of like tenor and date.

     7. LIMITATION OF GRANTEE PROFIT.

     (A) Notwithstanding any other provision herein or in the Merger Agreement, in no event shall Grantee's Total Profit (as defined below) exceed the Maximum Profit, and, if it otherwise would exceed such amount, Grantee, at the sole discretion of Issuer, shall either (i) reduce the number of shares subject to the Option, (ii) deliver to Issuer for cancellation shares of Common Stock,
(iii) pay cash to Issuer, or (iv) any combination of the foregoing, so that Grantee's Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

     (B) Notwithstanding any other provision herein or in the Merger Agreement, the Option may not be exercised for a number of shares of Common Stock as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than the Maximum Profit, and if exercise of the Option would otherwise result in a Notional Total Profit exceeding such amount, Grantee, at the sole discretion of Issuer, shall either (i) reduce the number of shares subject to the Option, (ii) deliver to Issuer for cancellation shares of Common Stock,
(iii) pay cash to Issuer, or (iv) any combination of the foregoing, so that the Notional Total Profit shall not exceed the Maximum Profit.

     (C) For purposes of this Agreement, "Total Profit" shall mean the aggregate amount (before taxes) of (i) the excess of the net cash amounts or fair market value of the Shares over (ii) the sum of Grantee's aggregate purchase price for such Shares (or other securities). For purposes of this Agreement, "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit, determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares, and assuming that such shares, together with all other Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day.

     8. ADJUSTMENTS. In addition to the adjustment to the total number of Shares purchasable upon exercise of the Option pursuant to Section 1(b), the total number of Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as follows:


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     (A) NUMBER OF SHARES. In the event of any change in the outstanding Common
Stock by reason of stock dividends, stock splits, split-ups, mergers, recapitalizations, reclassifications, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of Shares purchasable upon exercise of the Option shall be appropriately adjusted, and proper provision shall be made in the agreements governing any such transaction, so that (i) any Holder shall receive upon exercise of the Option the number and class of shares, other securities, property or cash that such Holder would have received in respect of the Shares purchasable upon exercise of the Option if the Option had been exercised and such Shares had been issued to such Holder immediately prior to such event or the record date therefor, as applicable, and (ii) in the event any additional Shares are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of Shares purchasable upon exercise of the Option shall be increased so that, after such issuance and together with Shares previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Shares), the number of Shares so purchasable equals the Maximum Applicable Percentage of the number of Shares issued and outstanding immediately after the consummation of such change.

     (B) OPTION PRICE. Whenever the number of Shares purchasable upon exercise of the Option is adjusted as provided in this Section 8, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of Shares purchasable prior to the adjustment and the denominator of which is equal to the number of Shares purchasable after the adjustment.

     9. REPURCHASE OF OPTION AND/OR SHARES.

     (A) REPURCHASE; REPURCHASE PRICE.

          (i) Upon Issuer entering into a definitive agreement with respect to a Triggering Event, (A) at the request of the Holder, delivered in writing within 30 days of such occurrence, Issuer shall repurchase the Option from the Holder, in whole or in part, at a price (the "Option Repurchase Price") equal to the number of Shares then purchasable upon exercise of the Option (or such lesser number of Shares as may be designated in the Repurchase Notice) multiplied by the amount by which the market/offer price exceeds the Option Price and (B) at the request of a Holder or any person who has been a Holder (for purposes of this Section 9 only, each such person being referred to as a "Holder"), delivered in writing within 30 days of such occurrence, Issuer shall repurchase such number of Shares from such Holder as the Holder shall designate in the Repurchase Notice at a price (the "Option Share Repurchase Price") equal to the number of Shares designated multiplied by the market/offer price. The term "market/offer price" shall mean the price per Shares to be paid by any third party pursuant to an agreement relating to a proposal of an Acquisition Transaction with Issuer. In the event that a proposal for an Acquisition Transaction is made for the Shares or an agreement is entered into relating to a Acquisition Transaction involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Shares shall (I) if such consideration is in securities and such securities are listed on a national securities exchange, be


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          determined to be the trading price for such securities on such national securities exchange on the date of the delivery of the Repurchase Notice or (II) if such consideration is not securities, or if in securities and such securities are not traded on a national securities exchange, be determined in good faith by a nationally recognized investment banking firm selected by an investment banking firm designated by Grantee and an investment banking firm designated by Issuer.

          (ii) In the event that Issuer has not entered into a definitive agreement with respect to a Triggering Event prior to December 31, 2006, at the request of the Holder, delivered in writing within 30 days of such occurrence, Issuer shall repurchase the Shares purchased hereunder from the Holder, in whole or in part, at a price equal to the Option Price.

     (B) METHOD OF REPURCHASE. A Holder may exercise its right to require Issuer to repurchase the Option, in whole or in part, and/or any Shares then owned by such Holder pursuant to this Section 9 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Shares, as applicable, accompanied by a written notice or notices stating that the Holder elects to require Issuer to repurchase the Option and/or such Shares in accordance with the provisions of this Section 9 (each such notice, a "Repurchase Notice"). As promptly as practicable, and in any event within two business days after the surrender of the Option and/or certificates representing Shares and the receipt of the Repurchase Notice relating thereto, Issuer shall deliver or cause to be delivered to the Holder the applicable Option Repurchase Price and/or the Option Share Repurchase Price and/or the Option Price. Any Holder shall have the right to require that the repurchase of Shares shall occur immediately after the exercise of all or part of the Option. In the event that the Repurchase Notice shall request the repurchase of the Option in part, Issuer shall deliver with the Option Repurchase Price a new Stock Option Agreement evidencing the right of the Holder to purchase that number of Shares purchasable pursuant to the Option at the time of delivery of the Repurchase Notice minus the number of Shares represented by that portion of the Option then being repurchased.

     (C) EFFECT OR STATUTORY OR REGULATORY RESTRAINTS ON REPURCHASE. To the extent that, upon or following the delivery of a Repurchase Notice, Issuer is prohibited under applicable law or regulation from repurchasing the Shares set out in the Repurchase Notice (and Issuer will undertake to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Issuer shall immediately so notify the Holder in writing and thereafter deliver or cause to be delivered, from time to time, to the Holder the portion of the Option Repurchase Price and the Option Share Repurchase Price that Issuer is no loner prohibited from delivering, within two business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of such prohibition, the Holder may, within five days of receipt of such notification from Issuer, revoke in writing its Repurchase Notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver to the Holder, as appropriate, (a) with respect to the Option, a new stock option agreement evidencing the right of the Holder to purchase that number of Shares for which the surrendered stock option agreement was exercisable at the time of delivery of the Repurchase Notice less the number of shares as to


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which the Option Repurchase Price has theretofore been delivered to the Holder, and/or (B) with respect to Shares, a certificate for the Shares as to which the Option Share Repurchase Price has not theretofore been delivered to the Holder. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the time limitations on the exercise of the Option, the Holder may give notice of exercise of the Option for 30 days after a notice of revocation has been issued pursuant to this Section 9(c) and thereafter exercise the Option in accordance with the applicable provisions of this Agreement.

     10. CALL; CALL PRICE.

     (A) At any time after December 31, 2006 and provided that Issuer has not entered into a definitive agreement with respect to a Triggering Event prior to December 31, 2006, Issuer shall have the right, at its election, to repurchase from Holder any Shares purchased hereunder. The repurchase price for such Shares shall be the Option Price. Issuer may exercise its right to repurchase from Holder, in whole or in part, any Shares then owned by such Holder by delivering a written notice or notices stating that the Issuer elects to repurchase the Shares in accordance with the provisions of this Section 10 (each such notice, a "Call Notice"). As promptly as practicable, Issuer shall deliver or cause to be delivered to the Holder the applicable Option Price.

     (B) To the extent that, upon or following the delivery of a Call Notice, Issuer is prohibited under applicable law or regulation from repurchasing the Shares set out in the Call Notice (and Issuer will undertake to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Issuer shall immediately so notify the Holder in writing and thereafter deliver or cause to be delivered, from time to time, to the Holder the portion of the Option Price that Issuer is no longer prohibited from delivering, within two business days after the date on which it is no longer so prohibited.

     11. ASSIGNMENT. Neither party may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party except that Grantee may, without the prior written consent of Issuer assign the Option, in whole or in part, to any affiliate of Grantee. Any attempted assignment in contravention of the preceding sentence shall be null and void.

     12. FILINGS; OTHER ACTIONS. Issuer and Grantee each will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental entities necessary for the consummation of the transactions contemplated by this Agreement.

     13. SPECIFIC PERFORMANCE. The parties acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party and that the obligations of the parties shall be specifically enforceable through injunctive or other equitable relief.

     14. SEVERABILITY. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way


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be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuers is not permitted to repurchase pursuant to Section 9, the full number of Shares provided in Section 1(a) of this Agreement (as adjusted pursuant to Sections 1(b) and 8 of this Agreement), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of Shares as may be permissible, without any amendment or modification of this Agreement.

     15. NOTICES. Notices, requests, instructions, or other documents to be given under this Agreement shall be in writing and shall be deemed given (i) three business days following sending by registered or certified mail, postage prepared, (ii) when sent, if sent by facsimile, provided that a copy of the fax is promptly sent by U.S. mail, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier services, in each case at the respective addresses of the parties set forth in the Merger Agreement.

     16. EXPENSES. Except as otherwise expressly provided in this Agreement or in the Merger Agreement, all costs and expenses, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

     17. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations, and warranties, both written and oral, between the parties, with respect to the subject matter of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer upon any person or entity, other than the parties to this Agreement, and their respective successors and permitted assigns, any rights or remedies under this Agreement. This Agreement may be amended in writing by the mutual agreement of the parties.

     18. GOVERNING LAW AND VENUE. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Missouri without regard to the conflict of law principles thereof. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Illinois and of the United States of America located in St. Clair County (the "Illinois Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Illinois Courts), waive any objection to the laying of venue of any such litigation in the Illinois Courts and agree not to plead or claim in any Illinois Court that such litigation brought therein has been brought in an inconvenient forum.

     19. CAPTIONS. The Section and paragraph captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.


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

     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.


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

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties as of the day and first year written above.

                                        WEST POINTE BANCORP, INC.


                                        By: /s/ Terry W. Schaefer
                                            ------------------------------------
                                        Name: Terry W. Schaefer
                                        Title: President and Chief Executive
                                               Officer


                                        By: /s/ Harry E. Cruncleton
                                            ------------------------------------
                                        Name: Harry E. Cruncleton
                                        Title: Chairman of the Board


                                        COMMERCE BANCSHARES, INC.


                                        By: /s/ A. Bayard Clark
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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